Exhibit 4.2

CONVERTIBLE PROMISSORY NOTE

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (B) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT. NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES.

Issue Date: June 21, 2021
Principal Amount: 350,000
Interest Rate: 9% per annum
Maturity Date: December 21, 2022

CONVERTIBLE PROMISSORY NOTE

FOR VALUE RECEIVED, Citrine Global, Corp., formerly named TechCare Corp., a Delaware corporation (hereinafter called the **"Borrower"**), hereby promises to pay to the order of Citrine 8 LP, an Israeli limited partnership, or its registered assigns (the **"Holder"**) the sum of $350,000 together with any interest as set forth herein, on December 21, 2022 (the **"Maturity Date"**), and to pay interest on the unpaid principal balance hereof at the rate of nine percent (9%) per annum (the **"Interest Rate"**) from the date hereof (the **"Issue Date"**) until the same becomes due and payable, whether at the Maturity Date or upon acceleration or by prepayment or otherwise. This Note may not be prepaid in whole or in part except as otherwise explicitly set forth herein. Any amount of principal and interest on this Note, which is not paid when due, shall bear interest at the rate of twenty percent (20%) per annum, or the maximum interest allowed under applicable usury laws if lower, from the due date thereof until the same is paid (**"Default Interest"**) and shall be subject to a partial penalty at the rate of five percent (5%) on the outstanding principal and accrued interest under this Note (**"Partial Penalty Payment"**). Interest shall commence accruing on the date that the Note is fully paid by the Holder and shall be computed on the basis of a 365-day year and the actual number of days elapsed. All payments due hereunder (to the extent not converted into Borrower's common stock, $0.0001 par value per share (the **"Common Stock"**) in accordance with the terms hereof shall be made in lawful money of the United States of America. All payments shall be made at such address, as Holder shall hereafter give to Borrower by written notice made in accordance with the provisions of this Note. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a business day, the same shall instead be due on the next succeeding day which is a business day and in the case of any interest payment date which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account

Borrower ____________ Holder ____________

סיטרין 8 שותפות מוגבלת 540284981

for purposes of determining the amount of interest due on such date. As used in this Note, the term "business day" shall mean any day other than a Saturday, Sunday or a day on which commercial banks in the city of New York, New York are authorized or required by law or executive order to remain closed. Each capitalized term used herein, and not otherwise defined, shall have the meaning ascribed thereto in that certain Convertible Note Purchase Agreement dated the date hereof, by and between Borrower and Holder, pursuant to which this Note was originally issued (the **"Purchase Agreement"**).

This Note is free from all taxes, liens, claims and encumbrances with respect to the issue thereof and shall not be subject to preemptive rights or other similar rights of shareholders of Borrower and will not impose personal liability upon Holder thereof.

The following terms shall apply to this Note:

ARTICLE I. CONVERSION RIGHTS

1.1 Conversion Right. At Holder's election, this Note shall be convertible, for as long as it is outstanding, in whole or in part, as may be decided at Holder's sole discretion, into shares of Common Stock (as such Common Stock exists on the Issue Date, or any shares of capital stock or other securities of Borrower into which such Common Stock shall hereafter be changed or reclassified), at the conversion price (the **"Conversion Price"**) determined as provided herein (a **"Conversion"**);

The number of shares of Common Stock to be issued upon the conversion of this Note, or any part thereof, shall be determined by dividing the Conversion Amount (as defined below) by the applicable Conversion Price then in effect on the date specified in the notice of conversion, in the form attached hereto as **Exhibit D** (the **"Conversion Notice"**), delivered to Borrower by Holder in accordance with Section 1.4 below; provided that the Conversion Notice is submitted by facsimile or e-mail (or by other means resulting in, or reasonably expected to result in, notice) to Borrower before 6:00 pm New York, New York time on such conversion date (the **"Conversion Date"**). The term "**Conversion Amount**" means, with respect to any conversion of this Note, the sum of (1) the principal amount of this Note to be converted in such conversion plus (2) at Holder's option, accrued and unpaid interest, if any, on such principal amount at the interest rates provided in this Note to the Conversion Date, plus (3) at Holder's option, Default Interest and Partial Penalty Payment, if any.

1.2 Conversion Price.

Calculation of Conversion Price: The Conversion Price per share of Common Stock shall equal the Variable Conversion Price (as defined herein) (all Conversion Prices are subject to equitable adjustments for stock splits, stock dividends or rights offerings by Borrower relating to Borrower's securities or the securities of any subsidiary of Borrower, combinations, recapitalization, reclassifications, extraordinary distributions and similar events). As used in this Agreement, the **"Variable Conversion Price"** shall mean 85% multiplied by the Market Price (as defined herein) (representing a discount rate of 15%). "**Market Price**" means the lowest closing price of

Borrower ____________ Holder ____________

the Common Stock on the trading market where Borrower's Common Stock is quoted (the "**Trading Market**"), as reported by a reliable reporting service (e.g. Bloomberg LP) during the 5 Trading Days immediately preceding the Conversion Date, or if no such price is available in the foregoing manner, the lowest closing bid price quoted for the Common Stock by any of the market makers during such 5 Trading Days. If the Market Price for the Common Stock is not available in any of the manners provided above, then the Market Price shall be the fair market value as mutually determined by the Borrower and the Holder. **"Trading Day"** shall mean any day on which the Common Stock is tradable for any period on the Trading Market.

1.3 Authorized Shares. Borrower covenants that during the period the conversion right exists, Borrower will reserve from its authorized and unissued Common Stock a sufficient number of shares, free from preemptive rights, to provide for the issuance of Common Stock for the entire principal amount of this Note, plus all accrued and unpaid interest thereon, plus any liquidated damages as per Section 1.4(g) below, Default Interest and Partial Penalty Payment (the **"Reserved Amount"**). Borrower represents that upon issuance, such shares will be duly and validly issued, fully paid and non-assessable. In addition, if Borrower shall issue any securities or make any change to its capital structure which would change the number of shares of Common Stock into which the Notes shall be convertible at the then current Conversion Price, Borrower shall at the same time make proper provision so that thereafter there shall be a sufficient number of shares of Common Stock authorized and reserved, free from preemptive rights, for conversion of the outstanding Notes. Borrower (i) acknowledges that it has irrevocably instructed its transfer agent to issue certificates for the Common Stock issuable upon conversion of this Note, and (ii) agrees that its issuance of this Note shall constitute full authority to its officers and agents who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock in accordance with the terms and conditions of this Note. If, at any time Borrower does not maintain the Reserved Amount it will be considered an Event of Default.

1.4 Method of Conversion.

(a) Mechanics of Conversion. Subject to Section 1.1, this Note may be converted by Holder in whole or in part for as long as this Note is outstanding. by (a) submitting to Borrower a Conversion Notice by facsimile (with receipt confirmation from recipient), e-mail or other reasonable means of communication dispatched on the Conversion Date prior to 6:00 p.m., Eastern Standard Time and (b) subject to Section 1.4(b), surrendering this Note at the principal office of Borrower (in case of full conversion).

(b) Surrender of Note Upon Conversion. Notwithstanding anything to the contrary set forth herein, upon conversion of this Note in accordance with the terms hereof, Holder shall not be required to physically surrender this Note to Borrower unless the entire unpaid principal amount of this Note is so converted. Holder and Borrower shall maintain records showing the principal amount so converted and the dates of such conversions or shall use such other method, reasonably satisfactory to Holder and Borrower, so as not to require physical surrender of this Note upon each such conversion. in the event of any dispute or discrepancy, such records of Borrower shall, prima-facie, be controlling and determinative in the absence of manifest error. Notwithstanding the foregoing, if any portion of this Note is converted as aforesaid,

Borrower ____________ Holder ____________

Holder may not transfer this Note unless Holder first physically surrenders this Note to Borrower, whereupon Borrower will forthwith issue and deliver upon the order of Holder a new Note of like tenor, registered to Holder (upon payment by Holder of any applicable transfer taxes) representing in the aggregate the remaining unpaid principal amount of this Note.

(c) Payment of Taxes. Borrower shall not be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock or other securities or property on conversion of this Note in a name other than that of Holder (or in street name), and Borrower shall not be required to issue or deliver any such shares or other securities or property unless and until the person or persons (other than Holder or the custodian in whose street name such shares are to be held for Holder's account) requesting the issuance thereof shall have paid to Borrower the amount of any such tax or shall have established to the satisfaction of Borrower that such tax has been paid.

(d) Delivery of Common Stock upon Conversion. Upon receipt by Borrower from Holder of a facsimile transmission (with receipt confirmation from recipient) or e-mail (or other reasonable means of communication) of a Conversion Notice meeting the requirements for conversion as provided in this Section 1.4, Borrower shall issue and deliver or cause to be issued and delivered to the order of Holder certificates for the Common Stock issuable upon such conversion within two (2) business days after such receipt (but in no event later than the third (3rd) business day being hereinafter referred to as the **"Deadline"**) (and, solely in the case of conversion of the entire unpaid principal amount hereof, surrender of this Note) in accordance with the terms hereof and the Purchase Agreement.

(e) Obligation of Borrower to Deliver Common Stock. Upon receipt by Borrower of a Conversion Notice, Holder shall be deemed to be Holder of record of the Common Stock issuable upon such conversion, the outstanding principal amount and the amount of accrued and unpaid interest on this Note shall be reduced to reflect such conversion, and, unless Borrower defaults on its obligations under this Article I, all rights with respect to the portion of this Note being so converted shall forthwith terminate except the right to receive the Common Stock or other securities, cash or other assets, as herein provided, on such conversion. If Holder shall have given a Conversion Notice as provided herein, Borrower's obligation to issue and deliver the certificates for Common Stock shall be absolute and unconditional, irrespective of the absence of any action by Holder to enforce the same, any waiver or consent with respect to any provision thereof, the recovery of any judgment against any person or any action to enforce the same, any failure or delay in the enforcement of any other obligation of Borrower to Holder of record, or any setoff, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by Holder of any obligation to Borrower, and irrespective of any other circumstance which might otherwise hint such obligation of Holder to Borrower in connection with such conversion. The Conversion Date specified in the Conversion Notice shall be the Conversion Date so long as the Conversion Notice is received by Borrower before 6:00 p.m., Eastern Standard Time, on such date.

(f) Delivery of Common Stock by Electronic Transfer. In lieu of delivering physical

Borrower ____________ Holder ____________ סיטורין 8 שותפות מוגבלת 540284981

certificates representing the Common Stock issuable upon conversion, provided Borrower is participating in the Depository Trust Company (**"DTC"**) Fast Automated Securities Transfer ("**FAST"**) program, upon request of Holder, Borrower shall use its best efforts to cause its transfer agent to electronically transmit the Common Stock issuable upon conversion to Holder by crediting the account of Holder's Prime Broker with DTC through its Deposit Withdrawal Agent Commission (**"DWAC"**) system.

(g) Failure to Deliver Common Stock Prior to Deadline; Partial Liquidated Damages. Should Borrower fail to deliver the Common Stock by the Deadline then Holder, at any time, prior to selling all of the shares being converted, may rescind any portion, in whole or in part, of that particular conversion, attributable to the unsold shares and have the rescinded conversion amount returned to the principal sum with the rescinded conversion shares returned to the Borrower. Without in any way limiting Holder's right to pursue other remedies, including actual damages and/or equitable relief, the parties agree that if delivery of the Common Stock issuable upon conversion of this Note is not delivered by the Deadline, Borrower shall pay to Holder $500 per day in cash, for each day beyond the Deadline that Borrower fails to deliver such Common Stock. Such cash amount shall be paid to Holder on the business day immediately following delivery of the Common Stock or, at the option of Holder (by written notice to Borrower), shall be added to the principal amount of this Note, in which event interest shall accrue thereon in accordance with the terms of this Note and such additional principal amount shall be convertible into Common Stock in accordance with the terms of this Note. In addition, if delivery of the Common Stock issuable upon conversion of this Note is not delivered by the Deadline, Borrower shall cover all costs associated with the issuance of such Common Stock. Borrower agrees that the damages resulting from a failure to issue Common Stock by the Deadline pursuant to a Conversion Notice is impossible to quantify. Accordingly, the parties acknowledge that the partial liquidated damages provision contained in this Section 1.4(g) are justified.

1.5 Concerning the Shares. Holder understands that the Note, and until such time as the Conversion Shares have become eligible for transfer pursuant to any of the alternatives specified in Section 2(f) of the Purchase Agreement, the Conversion Shares may bear a restrictive legend in substantially the following form:

"NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS. THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY HOLDER), IN A GENERALLY ACCEPTABLE FORM, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT,

Borrower ____ Holder ____ שותפות מוגבלת 540284981

NOTWITHSTANDING THE FOREGOING, THE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY THE SECURITIES."

The legend set forth above shall be removed from a Security which satisfied any of the alternatives specified in Section 2(f) of the Purchase Agreement and Company shall cause its Transfer Agent to issue a certificate(s) without such legend upon request by its holder. In the absence of a registration statement covering the Security, such holder shall provide an opinion of counsel, to the effect that a public sale or transfer of such Security may be made without registration under the 1933 Act.

1.6 Effect of Certain Events.

(a) Adjustment due to Distribution. If Borrower shall declare or make any distribution of its assets (or rights to acquire its assets) to holders of Common Stock as a dividend, stock repurchase, by way of return of capital or otherwise (including any dividend or distribution to Borrower's shareholders in cash or shares (or rights to acquire shares) of capital stock of a subsidiary (i.e., a spin-off) (a **"Distribution"**), then Holder of this Note shall be entitled, upon any conversion of this Note after the date of record for determining shareholders entitled to such Distribution, to receive the amount of such assets which would have been payable to Holder with respect to the shares of Common Stock issuable upon such conversion had such Holder been Holder of such shares of Common Stock on the record date for the determination of shareholders entitled to such Distribution.

(b) Notice of Adjustments. Upon the occurrence of each adjustment or readjustment of the Conversion Price as a result of the events described in this Section 1.6, Borrower, at its expense, shall promptly compute such adjustment or readjustment and prepare and furnish to Holder a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. Borrower shall, upon the written request at any time of Holder, furnish to such Holder a like certificate setting forth (i) such adjustment or readjustment, (ii) the Conversion Price at the time in effect and (iii) the number of shares of Common Stock and the amount, if any, of other securities or property which at the time would be received upon conversion of the Note.

1.7 Status as Shareholder. Upon submission of a Conversion Notice by Holder, (i) the shares covered thereby (provided the Reserved Amount fully covers the dollar amount being converted and that such shares meet the conditions set forth in Section 1.1 above) shall be deemed converted into shares of Common Stock and (ii) Holder's rights as a Holder of such converted portion of this Note shall cease and terminate, excepting only the right to receive certificates (or electronic transmissions into Holder's broker account) for such shares of Common Stock and to any remedies provided herein or otherwise available at law or in equity to such holder because of a failure by Borrower to comply with the terms of this Note. Notwithstanding the foregoing, if a Holder has not received certificates (or transfer in the form of electronic transmission into Holder's broker account) for all shares of Common Stock prior to the tenth (10th) business day after the expiration of the Deadline with respect to a conversion of any portion of this Note for any reason, then (unless Holder otherwise elects to retain

Borrower ____________ Holder סיטרין 8 שותפות מוגבלת 540284981

its status as a holder of Common Stock by so notifying Borrower) Holder shall regain the rights of a Holder of this Note with respect to such unconverted portions of this Note and Borrower shall, as soon as practicable, return such unconverted Note to Holder or, if the Note has not been surrendered, adjust its records to reflect that such portion of this Note has not been converted. In all cases, Holder shall retain all of its rights and remedies (including, without limitation the right to receive liquidated damages pursuant to Section 1.4(g), to the extent required thereby, for Borrower's failure to convert this Note.

1.8 Prepayment Notwithstanding anything to the contrary contained in this Note, at any time during the period beginning on the Issue Date and for so long as this note remains outstanding, Borrower shall have the right, exercisable on not less than fourteen (14) Trading Days prior written notice to Holder of the Note to prepay the outstanding Note (principal and accrued interest), in full, in accordance with this Section 1.8. In lieu of the foregoing prepayment, the Holder shall have the right to fully convert the Note, or any remaining amount outstanding under it, into Common Stock of Borrower. The day on which Holder responds to Borrower's Optional Prepayment Notice and instructs Borrower to either prepay or convert the Note into Common Stock of Buyer shall hereinafter be referred to as the "**Response Day**". Any notice of prepayment hereunder (an "**Optional Prepayment Notice**") shall be delivered to Holder of the Note at its registered addresses by facsimile (with receipt confirmation by recipient) or email and shall state: (i) that Borrower is exercising its right to prepay the Note, and (ii) the date of prepayment which shall be not more than three (3) Trading Days following the Response Day. On the date fixed for prepayment (the "**Optional Prepayment Date**"), Borrower shall make payment of the Optional Prepayment Amount (as defined below) to or upon the order of Holder as specified by Holder in writing to Borrower at least one (1) business day prior to the Optional Prepayment Date. If Borrower exercises its right to prepay the Note, Borrower shall make payment to Holder of an amount in cash (the "**Optional Prepayment Amount**") equal to 115%, multiplied by the then outstanding principal amount of this Note. The Optional Prepayment Amount shall also include the accrued and unpaid interest on the unpaid principal amount of this Note to the Optional Prepayment Date and any other amounts due to Holder pursuant to the terms of this Note. Same amount shall apply should Holder choose the foregoing conversion option in this Section 1.8 into Common Stock of Borrower in lieu of prepayment and Borrower shall effect such conversion within three (3) Trading Days following the Response Day. If Borrower delivers an Optional Prepayment Notice and fails to pay the Optional Prepayment Amount due to Holder of the Note or convert the Note into Common Stock of Borrower, as the case may be, within two (2) business days following the Optional Prepayment Date, Borrower shall forever forfeit its right to prepay the Note pursuant to this Section 1.8.

ARTICLE II. CERTAIN COVENANTS

2.1 Distributions on Capital Stock. So long as Borrower shall have any obligation under this Note, Borrower shall not without Holder's written consent (a) pay, declare or set apart for such payment, any dividend or other distribution (whether in cash, property or other securities) on shares of capital stock other than dividends on shares of Common Stock solely in the form of additional shares of Common Stock or (b) directly or indirectly or through any subsidiary make any other payment or distribution in respect of its capital stock except for distributions pursuant to any shareholders' rights plan which is approved by a majority of Borrower's disinterested

Borrower ____________ Holder 8 סיטרין שותפות מוגבלת 540284981

directors.

2.2 Restriction on Stock Repurchases. So long as Borrower shall have any obligation under this Note, Borrower shall not without Holder's written consent redeem, repurchase or otherwise acquire (whether for cash or in exchange for property or other securities or otherwise) in any one transaction or series of related transactions any shares of capital stock of Borrower or any warrants, rights or options to purchase or acquire any such shares.

2.3 Sale of Assets. So long as Borrower shall have any obligation under this Note, Borrower shall not, without Holder's written consent, sell, lease or otherwise dispose of any significant portion of its assets outside the ordinary course of business. Any consent to the disposition of any assets may be conditioned on a specified use of the proceeds of disposition.

ARTICLE III. EVENTS OF DEFAULT/INDEMNITY

If any of the following events set forth in Sections 3.1 to 3.11 occur (each, an **"Event of Default"**), the Holder shall be entitled to consider the Borrower to be in default and this Note shall become immediately due and payable:

3.1 Failure to Pay Principal or Interest. Borrower fails to pay the principal hereof or interest thereon when due on this Note, whether at the Maturity Date, upon acceleration or otherwise.

3.2 Conversion and the Shares. Borrower fails to issue shares of Common Stock to Holder (or announces or threatens in writing that it will not honor its obligation to do so) upon exercise by Borrower of the conversion rights in accordance with the terms of this Note, fails to transfer or cause its transfer agent to transfer or issue any certificate (or electronic transmission) for shares of Common Stock issued to Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, Borrower directs its transfer agent not to transfer or delays, impairs, and/or hinders its transfer agent in transferring (or issuing) (electronically or in certificated form) the shares of Common Stock to be issued to Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note, or fails to remove (or directs its transfer agent not to remove or impairs, delays, and/or hinders its transfer agent from removing) any restrictive legend (or to withdraw any stop transfer instructions in respect thereof) on any certificate for any shares of Common Stock issued to Holder upon conversion of or otherwise pursuant to this Note as and when required by this Note (or makes any written announcement, statement or threat that it does not intend to honor the obligations described in this paragraph) and any such failure shall continue uncured (or any written announcement, statement or threat not to honor its obligations shall not be rescinded in writing) for three (3) business days after Borrower shall have delivered a Conversion Notice.

3.3 Breach of Covenants. Borrower breaches any material covenant or other material term or condition contained in this Note and any collateral documents including but not limited to the Purchase Agreement and such breach continues for a period of ten (10) days after written notice thereof to Borrower from Holder.

3.4 Breach of Representations and Warranties. Any representation or warranty of Borrower made

Borrower ________ Holder ________ 540284981

herein or in any agreement, statement or certificate given in pursuant hereto or in connection herewith (including, without limitation, the Purchase Agreement), shall be false or misleading in any material respect when made and the breach of which has (or with the passage of time will have) a material adverse effect on the rights of Holder with respect to this Note or the Purchase Agreement.

3.5 Receiver or Trustee. Borrower or any subsidiary of Borrower shall make an assignment for the benefit of creditors, or apply for or consent to the appointment of a receiver or trustee for it or for a substantial part of its property or business, or such a receiver or trustee shall otherwise be appointed.

3.6 Judgments. Any money judgment, writ or similar process shall be entered or filed against Borrower or any subsidiary of Borrower or any of its property or other assets for more than $50,000, and shall remain unvacated, unbonded or unstayed for a period of twenty (20) days unless otherwise consented to by Holder, which consent will not be unreasonably withheld.

3.7 Bankruptcy. Bankruptcy, insolvency, reorganization or liquidation proceedings or other proceedings, voluntary or involuntary, for relief under any bankruptcy law or any law for the relief of debtors shall be instituted by or against Borrower or any subsidiary of Borrower.

3.8 Failure to Maintain Quotation of Common Stock. Borrower shall fail to maintain the quotation of the Common Stock on a Trading Market.

3.9 Liquidation. Any dissolution, liquidation, or winding up of Borrower or any substantial portion of its business.

3.10 Cessation of Operations. Any cessation of operations by Borrower or Borrower admits it is otherwise generally unable to pay its debts as such debts become due, provided, however, that any disclosure of Borrower's ability to continue as a "going concern" shall not be an admission that Borrower cannot pay its debts as they become due.

3.11 Replacement of Transfer Agent. In the event that Borrower proposes to replace its transfer agent, Borrower fails to provide, prior to the effective date of such replacement, a fully executed Irrevocable Transfer Agent Instructions in a form as initially delivered pursuant to the Purchase Agreement (including but not limited to the provision to irrevocably reserve shares of Common Stock in the Reserved Amount) signed by the successor transfer agent to Borrower and Borrower.

3.12 Indemnification of Holder. In addition to any other remedies available to the Holder, Borrower will, at all times, indemnify, save, and hold harmless Holder and its officers, directors, employees, and agents from and against all sums and expenses, claims, costs, charges, legal fees, collection fees, disbursements, and expenses of very kind and nature associated with a breach of this Agreement by Borrower, including, but not limited to, any breach of a representation, warranty, or covenant made by Borrower.

ARTICLE IV. MISCELLANEOUS

4.1 Failure or Indulgence Not Waiver. No failure or delay on the part of Holder in the exercise

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of any power, right or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or privilege preclude other or further exercise thereof or of any other right, power or privileges. All rights and remedies existing hereunder are cumulative to, and not exclusive of, any rights or remedies otherwise available.

4.2 Notices. All notices, demands, requests, consents, approvals, and other communications required or permitted hereunder shall be in writing and, unless otherwise specified herein, shall be (i) personally served, (ii) deposited in the mail, registered or certified, return receipt requested, postage prepaid, (iii) delivered by reputable air courier service with charges prepaid, or (iv) transmitted by hand delivery, telegram, or facsimile, addressed as set forth below or to such other address as such party shall have specified most recently by written notice. Any notice or other communication required or permitted to be given hereunder shall be deemed effective (a) upon hand delivery or delivery by facsimile, with accurate confirmation generated by the transmitting facsimile machine, at the address or number designated below (if delivered on a business day during normal business hours where such notice is to be received), or the first business day following such delivery (if delivered other than on a business day during normal business hours where such notice is to he received) or (b) on the second business day following the date of mailing by express courier service, fully prepaid, addressed to such address, or upon actual receipt of such mailing, whichever shall first occur.

The addresses for such communications shall be:

If to Borrower, to:

Citrine Global, Corp.
Atrium Tower
2 Jabotinsky St.
Ramat Gan
Tel Aviv District, Israel

Attn:
Telephone:
Email: ____________________

If to Holder, to:

Citrine 8 LP No. 540284981
Atrium Tower
2 Jabotinsky St.
Ramat Gan
Tel Aviv District

Attn:
Telephone:
E-mail: ____________________

Borrower ____________ Holder ____________

4.3 Amendments. This Note and any provision hereof may only be amended by an instrument in writing signed by Borrower and Holder. The term **"Note"** and all reference thereto, as used throughout this instrument, shall mean this instrument (and the other Notes issued pursuant to the Purchase Agreement) as originally executed, or if later amended or supplemented, then as so amended or supplemented.

4.4 Assignability. This Note shall be binding upon Borrower and its successors and assigns, and shall inure to the benefit of Holder and its successors and assigns. Notwithstanding anything in this Note to the contrary, this Note may be pledged as collateral in connection with a bona fide margin account or other lending arrangement in compliance with applicable securities rules and regulations.

4.5 Cost of Collection. If default is made in the payment of this Note, Borrower shall pay Holder hereof all costs of collection, including reasonable attorneys' fees.

4.6 Governing Law. This Note shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws. Any action brought by either party against the other concerning the transactions contemplated by this Note shall be brought only in the state courts of Delaware or in the federal courts located in Delaware. The parties to this Note hereby irrevocably waive any objection to jurisdiction and venue of any action instituted hereunder and shall not assert any defense based on lack of jurisdiction or venue or based upon forum non conveniens. Borrower and Holder waive trial by jury. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Note or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provisions shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision, which may prove invalid or unenforceable under any law, shall not affect the validity or enforceability of any other provision of any agreement. Each party hereby irrevocably waives personal service of process and consents to process being served in any suit, action or proceeding in connection with this Note, or any other agreement/document related to it, by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

4.7 Convertible Note Purchase Agreement. By its acceptance of this Note, each party agrees to be bound by the applicable terms of the Convertible Note Purchase Agreement dated March __, 2020.

4.8 Remedies. Borrower acknowledges that a breach by it of its obligations hereunder will cause irreparable harm to Holder, by vitiating the intent and purpose of the transaction contemplated hereby. Accordingly, Borrower acknowledges that the remedy at law for a breach of its obligations under this Note will be inadequate and agrees, in the event of a breach or

Borrower ____________ Holder ____________

שותפות מוגבלת 8 ...
540284781

threatened breach by Borrower of the provisions of this Note, that Holder shall be entitled, in addition to all other available remedies at law or in equity, and in addition to the penalties assessable herein, to an injunction or injunctions restraining, preventing or curing any breach of this Note and to enforce specifically the terms and provisions thereof, without the necessity of showing economic loss and without any bond or other security being required.

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Borrower ______________ Holder ______________

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

SIGNED by:
for and on behalf of
Citrine 8 LP No. 540284981

Signature: סיטרין 8 שותפות מוגבלת 540284981

Name: Ora Elharar Soffer
Title: Director

SIGNED by: ____________________
for and on behalf of
Citrine Global, Corp.

Signature: ____________________

Name: Ilanit Halperin
Title: CFO & Director

Borrower ____________

Holder סיטרין 8 שותפות מוגבלת 540284981